Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned Chief Executive Officer and Principal Accounting Officer of Mid-Wisconsin Financial Services, Inc. ("Mid-Wisconsin") certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (1) the Quarterly Report on Form 10-Q of Mid-Wisconsin for the quarterly period ended March 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (15 U.S.C. 78m or 78o(d)), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Mid-Wisconsin.

Date:  May 13, 2011

JAMES F. WARSAW

James F. Warsaw

President and Chief Executive Officer

RHONDA R. KELLEY

Rhonda R. Kelley

Principal Accounting Officer

A signed original of this written statement required by 18 U.S.C. Section 1350, as adopted pursuant to Section 906, has been provided to Mid-Wisconsin Financial Services, Inc. and will be retained by Mid-Wisconsin Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies this Form 10-Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.